Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF NORTH CAROLINA
GREENSBORO DIVISION
CIVIL CASE NO. 1:08 CV 00419

THE WALKER F. RUCKER FAMILY TRUST,

Plaintiff,

v.

LINCOLN NATIONAL CORPORATION, Successor-in-Interest to Jefferson-Pilot Corporation, DAVID A. STONECIPHER, JON A. BOSCIA and DENNIS R. GLASS,

Defendants.

NOTICE

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED DISMISSAL OF DERIVATIVE ACTION, HEARING, AND RIGHT TO APPEAR

The parties to the above-captioned action (the “Action”) have entered into a Stipulation (the “Stipulation”) therein.

A hearing (the “Hearing”) will be held on February 26, 2010, at 10:00 a.m. in Courtroom Number 1 of the Hiram H. Ward Federal Building, Winston-Salem, North Carolina, for the purpose of determining: (1) whether the proposed dismissal, as set forth in the Stipulation on file with the Court, should be approved by the Court, and (2) whether judgment should be entered dismissing the Action with prejudice with each party to bear its own costs and attorneys’ fees.

In the Action, the Plaintiff alleged that the Defendants David A. Stonecipher, Jon A. Boscia and Dennis R. Glass, who were or are officers and directors of Jefferson-Pilot Corporation (“JPC”) and/or Lincoln National Corporation (“LNC”), breached their fiduciary duties in connection with the 2006 merger between JPC and LNC.  The Action also alleges that these Defendants received improper or excessive compensation.

The Board of Directors of LNC appointed a special, independent committee of LNC’s board (the “Committee”) to investigate the allegations in the Action.  The Committee retained independent counsel.  After an investigation, the Committee determined that there were no grounds upon which pursuit of the claims alleged by the Plaintiff were warranted and that it was not in the best interest of LNC to pursue the claims.  The Committee and LNC, joined by the individual Defendants, sought dismissal of the Action.

Plaintiff, the Committee, and the Defendants have agreed to a dismissal of the Action with prejudice, with each party to bear its own costs and attorneys’ fees incurred in filing, prosecuting, defending or investigating the claims set forth in the Action.

If the Court approves the dismissal, the Action will be dismissed with prejudice and all claims made in connection with, or that arise out of or relate to, the subject matter of the Action will be forever released and discharged.

Current stockholders of LNC have the right to appear and object to the dismissal of the Action.  At the Hearing, any current stockholder of LNC who desires to do so may appear personally or by counsel, provided that a notice of appearance is served and filed as hereinafter provided, and show cause, if any:  (a) why the dismissal of the Action should not be approved; and/or (b) why an order and final judgment should not be entered dismissing with prejudice the Action; provided, however, that, unless the Court in its discretion otherwise directs, no current stockholder of LNC, or any other person (excluding a party), shall be heard and no papers, briefs, pleadings or other documents submitted by any stockholder of LNC or any other person (excluding a party) shall be received and considered, except by Order of the Court for good cause shown, unless, no later than seven (7) days prior to the Hearing the following documents are served and filed in the manner provided below:  (a) a notice of intention to appear; (b) proof of the stockholder’s interest as a current LNC stockholder (i.e., that the stockholder held LNC common stock as of the date of the Stipulation and that the stockholder continues to own those shares as of the date of the Hearing); (c) a detailed statement of such stockholder’s specific objections to any matter before the Court; and (d) the grounds for such objections and any reasons why such person desires to appear and to be heard, as well as all documents and writings such person desires the Court to consider.  Such documents shall be served by overnight mail or hand delivery upon the following counsel prior to filing such documents with the Court, and then filed with the Clerk of Court’s Office, United States District Courthouse for the Middle District of North Carolina, 324 West Market Street, Suite 401, Greensboro, North Carolina:

Robert W. Fuller	John F. Bloss
Robinson, Bradshaw & Hinson, P.A.	Robertson Medlin & Blocker, PLLC
101 North Tryon Street	127 N. Greene Street, 3rd Floor
Suite 1900	Greensboro, North Carolina 27401
Charlotte, North Carolina 28246

Douglas W. Ey, Jr.
McGuireWoods, LLP
100 North Tryon Street
Suite 2900
Charlotte, North Carolina  28202

Any person who fails to object in the manner provided herein shall be deemed to have waived his, her or its objections and shall forever be barred from making any such objections in the Action or in any other action or proceeding unless the Court in its discretion allows such objection to be heard.

This Notice is only a summary.  For complete terms of the Stipulation, you should consult documents on file with the Court.

DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.